UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2006

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Highway 35, P.O. Box 500 Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into a Material Definitive Agreement.

On February 2, 2006, Hovnanian Enterprises, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Ara K. Hovnanian, the President and Chief Executive Officer of the Company, which provides that in the event of his disability or death during his employment with the Company, Mr. Hovnanian (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million.

The Agreement replaces a pre-existing agreement in which Mr. Hovnanian (or his legal representative or estate) would have received, in the event of his disability or death during his employment with the Company, payments equal to the average of the sum of his annual base salary and the annual bonus amount earned by him in respect of the three full preceding calendar years, which would have been paid in equal monthly installments through the third anniversary of his disability or death.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

	By:	/s/	Peter S. Reinhart
		Name:	Peter S. Reinhart
		Title:	Senior Vice President and General Counsel
Date: February 8, 2006